UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2009

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry into a Material Definitive Agreement.

On August 21, 2009, XETA Technologies, Inc. (the “Company”) obtained a waiver from Bank of Oklahoma, N.A. (the “Bank”) to Section 8.1 Funded Debt to EBIDTA Ratio and Section 8.3 Debt Service Coverage Ratio (collectively the “Ratios”), of the Revolving Credit and Term Loan Agreement between the Company and the Bank dated October 31, 2003, as subsequently and most recently amended by the Sixth Amendment to Revolving Credit and Term Loan Agreement dated August 29, 2008 (the “Credit Agreement”).

The Ratios were not met for the four quarters ended as of July 31, 2009 due to impairment charges to goodwill and other assets taken for the quarter ended July 31, 2009.  The Bank has agreed to waive this non-compliance and any consequences thereof under the Credit Agreement.  The waiver applies only to the Ratios and dates referenced above.  A copy of the waiver letter is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02   Results of Operations and Financial Condition.

On August 27, 2009, the Company issued a news release reporting the Company’s financial results for the third quarter of the fiscal year ending October 31, 2009.  A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1—Waiver from Bank of Oklahoma dated August 21, 2009 under Revolving Credit and Term Loan Agreement.

99.1—News Release dated August 27, 2009 entitled “XETA Technologies Reports Third Quarter Fiscal 2009 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: August 27, 2009	By:	/s/Robert B. Wagner
Robert B. Wagner, Chief Financial Officer